Registration Nos. 333-257848
333-238502
333-231678
333-213284
333-111437

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 - Registration Statement No. 333-257848
Form S-8 - Registration Statement No. 333-238502
Form S-8 - Registration Statement No. 333-231678
Form S-8 - Registration Statement No. 333-213284
Form S-8 - Registration Statement No. 333-111437

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADA ELECTRONIC INDUSTRIES LIMITED
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7 Giborei Israel Street
Netanya 4250407, Israel
Tel: 972-9-892-1111
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

RADA Electronic Industries Ltd. 2015 Share Option Plan
RADA Electronic Industries Ltd. 2003 Employee Stock Option Plan
(Full Title of the Plan)

RADA Sensors Inc.
20501 Seneca Meadows Parkway,
Suite 105,
Germantown, MD 20876
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher P. Giordano Jon Venick DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020 Tel: (212) 335-4500	Sarit Molcho Odeya Brick-Zarsky S. Friedman, Abramson & Co., Law Offices Azrieli Town 146 Menachem Begin Road Tel Aviv 6492103 Israel Tel: (972) 3-693-1931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to each of the following registration statements of RADA Electronic Industries Ltd., a company organized under the laws of the State of Israel (the “Registrant”), on Form S-8 (including the reoffer prospectus contained therein) (collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (“SEC”), is being filed by the Registrant to terminate all offerings under the Registration Statements and to deregister any and all Ordinary Shares, par value NIS 0.03 per share (the “Ordinary Shares”), of the Registrant offered under certain employee benefit and equity plans and agreements:

File No.	Date Filed with the SEC	Name of Equity Plan or Agreement
333-257848	July 12, 2021	2015 Share Option Plan
333-238502	May 19, 2020	2015 Share Option Plan
333-231678	May 22, 2019	2015 Share Option Plan
333-213284	August 24, 2016	2015 Share Option Plan
333-111437	December 22, 2003	2003 Employee Stock Option Plan

On November 28, 2022, pursuant to the Agreement and Plan of Merger, dated as of June 21, 2022 and as amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), by and among Leonardo DRS, Inc., a Delaware corporation (“DRS”), the Registrant and Blackstart Ltd, a company organized under the laws of the State of Israel and a wholly owned subsidiary of DRS (“Merger Sub”), Merger Sub merged with and into the Company, with the Registrant continuing as the surviving company in the merger and a wholly owned subsidiary of DRS (the “Merger”).

As a result of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, the Registrant is terminating any and all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Registrant pursuant to Item 512(a)(3) of Regulation S-K to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

EXHIBITS

The following exhibits are incorporated herein by reference:

Number	Description

24.1*	Power of attorney (included on the signature pages of this registration statement).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Netanya, state of Israel, on this 24 day of November, 2022.

RADA ELECTRONIC INDUSTRIES LTD.

By:	/s/ Avi Israel
Name:	Avi Israel
Title:	Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of RADA Electronic Industries Ltd hereby constitute and appoint Avi Israel and Dov Sella, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, this Post-Effective Amendment to the Registration Statements on Form S-8 and any and all subsequent amendments to the Registration Statements, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable RADA Electronic Industries Ltd to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dov Sella	Chief Executive Officer (Principal Executive Officer)	November 24, 2022
Dov Sella

/s/ Avi Israel	Chief Financial Officer (Principal Financial and Accounting Officer)	November 24, 2022
Avi Israel

/s/ Yossi Ben Shalom	Executive Chairman	November 24, 2022
Yossi Ben Shalom

/s/ Chaim Gofen	Director	November 24, 2022
Chaim Gofen

/s/ Ofra Brown	Director	November 24, 2022
Ofra Brown

/s/ Joseph Weiss	Director	November 24, 2022
Joseph Weiss

/s/ Alon Dumanis	Director	November 24, 2022
Alon Dumanis

/s/ Guy Zur	Director	November 24, 2022
Guy Zur

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of RADA Electronic Industries Ltd, has signed this Post-Effective Amendment to the Registration Statements on Form S-8 on this 24 day of November, 2022.

RADA SENSORS INC. By: /s/ Max Cohen Name: Max Cohen Title: Chief Executive Officer